UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2010 (April 13, 2010)
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DIALYSIS CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Florida	0-8527	59-1757642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer File Number)

1302 Concourse Drive, Suite 204, Linthicum, MD	21090
(Address of principal executive offices)k	(Zip Code)

Registrant’s telephone number, including area code: (410) 694-0500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On April 13, 2010, Dialysis Corporation of America, a Florida corporation (the “Company”), U.S. Renal Care, Inc., a Delaware corporation (“Parent”), and Urchin Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will commence a cash tender offer (the “Tender Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Shares”) at a price per share equal to $11.25, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Per Share Consideration”). The Merger Agreement provides that the Tender Offer will expire 20 business days following the commencement of the Tender Offer, subject to certain extension rights and obligations set forth in the Merger Agreement, provided that Merger Sub shall not be required to extend the expiration date of the Tender Offer beyond January 31, 2011.

The Tender Offer is subject to a number of conditions, including, among other things: (1) the valid tender of a majority of the Company Shares outstanding on a fully diluted basis with such shares not being withdrawn, (2) the receipt by Parent and Merger Sub of the proceeds from the debt financing (or any alternative financing obtained in accordance with the terms of the Merger Agreement on comparable terms or terms not materially less favorable), (3) the absence of injunctions prohibiting the Tender Offer or the Merger, (4) receipt of any required governmental consents and approvals, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (5) accuracy of representations of the Company, (6) compliance with covenants of the Company, and (7) the absence of a material adverse effect on the Company. Pursuant to the terms and conditions of the Merger Agreement, in the event that all conditions to the Tender Offer are timely satisfied or waived, Parent and Merger Sub shall be obligated to accept all Company Shares validly tendered in the Tender Offer, provided that more than 50% of the outstanding Company Shares, calculated on a fully diluted basis, are validly tendered and not withdrawn, prior to the expiration of the Tender Offer.

Following the consummation of the Tender Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), pursuant to which all Company Shares not acquired in the Tender Offer will be converted into the right to receive the Per Share Consideration, except for (i) Company Shares held by holders who comply with the relevant provisions of the Florida Business Corporation Act (“FBCA”) regarding the rights of shareholders to dissent from the Merger and require appraisal of their shares, and (ii) Company Shares held in the treasury of the Company or owned by Parent or Merger Sub. The closing of the Merger is subject to approval of the Merger by holders of the Company Shares; however, the parties have agreed that if after the purchase of the Company Shares pursuant to the Tender Offer and any subsequent offering period, and after giving effect to any shares purchased pursuant to the Top-Up Option (described below), Parent, directly or indirectly owns at least 80% of the outstanding Company Shares, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, the Merger may occur in a “short-form” pursuant to applicable Florida law, which will not require the consent of the Company’s shareholders.  The Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Merger Sub of all the Company Shares validly tendered pursuant to the Tender Offer.

In the Merger Agreement, the Company granted to Parent and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase, at a per share price equal to the Per Share Consideration, Company Shares equal to the number of Company Shares that, when added to the number of Company Shares owned by Parent and Merger Sub at the time of exercise of the Top-Up Option, equals 80% of the Company Shares then outstanding on a fully diluted basis.

All unvested restricted Company Shares, options and restricted stock units (“RSUs”) awarded under the Company’s incentive plans will vest upon consummation of the Merger.   The holders of such restricted Company Shares and RSUs will receive the Per Share Consideration, and the holders of such options will receive an amount equal to the difference between the Per Share Consideration and the exercise prices of such options multiplied by the number of Company Shares underlying such options held, if positive.

The Merger Agreement includes customary representations, warranties and covenants by the parties, including among other things a “no-shop” restriction on the ability of the Company to solicit third party proposals relating to alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions to permit the Company’s Board of Directors to comply with its fiduciary duties. The Company’s Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Tender Offer and the Merger and has resolved to recommend that the Company shareholders accept the Tender Offer and tender their Company Shares in the Tender Offer.

The Merger Agreement contains certain termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement in the event there is a superior proposal, upon the Company’s compliance with certain notice and other specified conditions set forth in the Merger Agreement, and the right of Parent to terminate the Merger Agreement in the event of a “Company Triggering Event” (as defined in the Merger Agreement, which includes a change in the Company’s board recommendation, the Company’s board of directors fails to reaffirm its recommendation or include the recommendation in the Schedule 14D-9, or the Company breaches the “no-shop” restrictions).  The Merger Agreement provides that the Company would be required to pay Parent a termination fee of $2,500,000 if the Merger Agreement is terminated upon certain specified events, including termination by the Company in connection with a superior proposal or termination by Parent as a result of a Company Triggering Event.  In either of such cases, the Company would also be required to reimburse Parent for actual fees and expenses incurred, subject to a maximum amount of $2,000,000.  The Company must pay Parent a fee of $4,500,000 if the Agreement is terminated by Parent or the Company because (A) (i) Parent has not accepted any Company Shares by January 31, 2011 or (ii) the Tender Offer is otherwise terminated or expires without Parent accepting any Company Shares, and (B)(i) at or prior to the time of such termination, an Alternative Proposal (as defined in the Merger Agreement) was disclosed, announced, committed, submitted or made and (ii) within 12 months after the date of such termination any Alternative Transaction is consummated (or a definitive agreement is entered into with such Alternative Transaction).  In addition, Parent must pay the Company a fee of $6,000,000 if the Agreement is terminated by the Company as a result of a “Financing Failure” (as defined in the Merger Agreement) that prevented Parent from accepting and purchasing any Company Shares pursuant to the Tender Offer prior to the first business day that is 45 days after the Tender Offer has commenced.

Upon consummation of the Merger, the Company will no longer be a publicly owned company; the Company will no longer be subject to the periodic disclosure and proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and the Company’s shares will no longer be listed or traded on the Nasdaq Global Market.

Tender and Voting Agreements

Prior to the execution of the Merger Agreement, and as a condition and inducement to Parent  and Merger Sub entering into the Merger Agreement, Parent and Merger Sub entered into Amended Employment Agreements (with certain individuals as described below under Item 5.02) and Tender and Voting Agreements (the “Tender and Voting Agreement”) with each of Kenneth Bock, Thomas P. Carey, Stephen W. Everett, Peter D. Fischbein, Andrew J. Jeanneret, Thomas K. Langbein, Daniel R. Ouzts, Robert W. Trause and Joanne Zimmerman (each a “Shareholder”). Collectively, the Shareholders directly or indirectly own 2,236,841 Company Shares, representing approximately 23.1% of the Company Shares outstanding on the date of the Merger Agreement on a fully diluted basis.

Pursuant to the Tender and Voting Agreements, the Shareholders have agreed, in their capacity as shareholders of the Company, to tender or cause to be tendered to Merger Sub in the Tender Offer all of the Company Shares owned beneficially and of record by them, as well as any additional Company Shares which they may acquire or own, beneficially and of record (the “Subject Shares”).  The Shareholders also have agreed to vote, or caused to be voted, all of such Subject Shares, in favor of, among other things, the approval of the Merger and the Merger Agreement (and against any Alternative Transaction (as defined in the Merger Agreement) and any action that could impede, interfere with, delay, postpone, discourage, or adversely affect the Tender Offer, the Merger and the other transactions contemplated by the Merger Agreement), and have given Parent an irrevocable proxy to vote each Shareholder’s Company Shares to that effect.  In addition, Shareholders have agreed to waive any dissenters’ and appraisal rights they may have under applicable Florida law and have agreed not to take any action, in their capacity as a shareholder of the Company, that the Company is prohibited from taking under the “no shop” restrictions included in the Merger Agreement.  The Tender and Voting Agreement also imposed certain restrictions upon each Shareholder with regard, among other things, the transfer or granting of proxies to others to vote any or all of his or her Subject Shares.

The foregoing summaries of the Merger Agreement, the Tender and Voting Agreement, and the transactions contemplated in and by each of such agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of each of the Merger Agreement and the Tender and Voting Agreement, which are attached as Exhibits 2(A) and 2(B), and incorporated herein by reference. The Merger Agreement and the Tender and Voting Agreement have been attached to provide investors with information regarding their respective terms. They have not been so attached with the intention of providing any other factual information about the Company, Merger Sub or Parent. Certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, on the one hand, and Merger Sub and Parent, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Merger Sub or Parent.

The Company knows of no material relationship between the Company or its affiliates and Parent or Merger Sub other than with respect to the Merger Agreement and the Tender and Voting Agreements.

The Company and Parent issued a joint press release on April 14, 2010 announcing the execution of the Merger Agreement and the commencement of the Tender Offer within seven business days. A copy of the press release was previously filed on Schedule 14D-9 by the Company on April 14, 2010 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement Amendments

In connection with the execution of the Merger Agreement, the Company entered into amendments of its employment agreements (each, an “Amended Employment Agreement”) with Thomas K. Langbein, Stephen W. Everett and Andrew P. Carey (each, an “Executive”).  Each of the Amended Employment Agreements changes the definition of “Restricted Period” and changes the geographic area within which limitations have been imposed upon the Executive pursuant to the definition of the term “Restricted Activities” as such provisions are employed in each Amended Employment Agreement. As so amended:

•
the “Restricted Period” during which the non-competition provisions contained in each Employment Agreement shall be in effect, shall be the period of two years from the Date of Termination (as such term is defined in the Employment Agreement), provided, that if the Executive violates the noncompetition provisions of the Agreement, the Restricted Period shall be extended by a period of time equal to the period which begins when the violation commences and ends when the violation is terminated; and

•
the geographic area which shall be applicable to the Executive noncompetition obligations shall be the within a 50 mile radius of the Company’s and its affiliates current or future dialysis facilities.

In addition to the foregoing changes, the amendment to Mr. Carey’s Amended Employment Agreement further provides that, in consideration for the changes in Mr. Carey’s noncompetition obligations, the Company shall pay $170,000 to him on the date when Parent’s designated directors are appointed to the Company’s Board, which, under the terms of the Merger Agreement, would happen upon Parent’s acceptance of any Company Shares in the Tender Offer.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock, described in this filing has not commenced.  At the time the tender offer is commenced, Parent and Merger Sub will file a tender offer statement on Schedule TO with the SEC and the Company will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer and subsequent merger.  Those materials will be made available to the Company’s shareholders at no expense to them.  In addition, all of those materials (and all other documents related to the tender offer and subsequent merger filed with the SEC) will be available at no charge on the SEC website at www.sec.gov.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits

2 (A)
Agreement and Plan of Merger, dated April 13, 2010, by and among Dialysis Corporation of America, U.S. Renal Care, Inc. and Urchin Merger Sub, Inc. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish, supplementally, copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission)

2 (B)
Form of Tender and Voting Agreement, dated April 13, 2010, by and among Dialysis Corporation of America, U.S. Renal Care, Inc., Urchin Merger Sub, Inc and various shareholders of Dialysis Corporation of America.

10 (J)	First Amendment, dated as of April 13, 2010, to the Employment Agreement dated February 29, 2009 between Dialysis Corporation of America and Thomas P. Carey.

10 (K)	First Amendment, dated as of April 13, 2010, to the Employment Agreement dated February 22, 2006 between Dialysis Corporation of America and Stephen W. Everett.

10 (L)	First Amendment, dated as of April 13, 2010, to the Employment Agreement dated January 1, 2010 between Dialysis Corporation of America and Thomas K. Langbein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALYSIS CORPORATION OF AMERICA

      /s/ Stephen W. Everett
By______________________________
     STEPHEN W. EVERETT
     President and Chief Executive Officer

  Dated:  April 19, 2010

EXHIBIT INDEX

Exhibit No.

2 (A)
Agreement and Plan of Merger, dated April 13, 2010, by and among Dialysis Corporation of America, U.S. Renal Care, Inc. and Urchin Merger Sub, Inc. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish, supplementally, copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission)

2 (B)
Form of Tender and Voting Agreement, dated April 13, 2010, by and among Dialysis Corporation of America, U.S. Renal Care, Inc., Urchin Merger Sub, Inc and various shareholders of Dialysis Corporation of America.

10 (J)	First Amendment, dated as of April 13, 2010, to the Employment Agreement dated February 29, 2009 between Dialysis Corporation of America and Thomas P. Carey.

10 (K)	First Amendment, dated as of April 13, 2010, to the Employment Agreement dated February 22, 2006 between Dialysis Corporation of America and Stephen W. Everett.

10 (L)	First Amendment, dated as of April 13, 2010, to the Employment Agreement dated January 1, 2010 between Dialysis Corporation of America and Thomas K. Langbein.